                                                                 Exhibit (a)(22)

        --- Please fold and detach card at perforation before mailing ---


                        AMWAY JAPAN LIMITED TENDER OFFER
                             TRUSTEE DIRECTION FORM
   BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ENCLOSED LETTER AND
                      ALL PREVIOUSLY DISTRIBUTED MATERIALS

In connection with the Offer to Purchase made by N.A.J. Co., Ltd., dated November 18, 1999, as it may be amended (the "Offer"), I hereby instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the Amway Corporation Profit-Sharing and 401(k) Plan (the "Plan"), to tender the American Depositary Shares ("ADSs") each representing one-half of one share of the common stock of Amway Japan Limited (the "Company") credited to my account under the Plan as of December XX, 1999, unless a later deadline is announced, as follows (check only ONE box and complete):



Box 1  [  ]     I direct Fidelity to tender ALL of the ADSs credited to my account in the Plan, in accordance with the terms of the Offer.


Box 2  [  ]     I direct Fidelity to tender ______ percent (insert a percentage in whole numbers less than 100%) of the ADSs credited to my account in the Plan, in accordance with the terms of the Offer.


Box 3  [  ]     I direct Fidelity NOT to tender any of the ADSs credited to my account in the Plan, in accordance with the terms of the Offer.


             --- Please fold and detach card at perforation before mailing ---


As of November 12, 1999, the number of ADSs credited to your account in the Plan is shown to the right of your address.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 12:00 MIDNIGHT EASTERN TIME AT P.O. BOX 9142, HINGHAM, MA 02043 ON DECEMBER XX, 1999, FIDELITY WILL NOT TENDER ANY OF THE ADSs CREDITED TO YOUR ACCOUNT IN THE PLAN, IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any Plan participant as to whether to tender or not. Your instructions to Fidelity will be kept confidential.

This Trustee Direction Form, if properly signed, completed and received by Fidelity in a timely manner will supersede any previous Trustee Direction Form.